Exhibit 5.2

May 25, 2017

Immuron Limited

Suite 1, 1233 High Street

Armadale, Victoria, Australia 3143

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-215204) (as amended to date, the “Registration Statement”) filed by Immuron Limited, an Australian company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering of (i) American Depository Shares between the range of: (a) an aggregate of 875,000 American Depositary Shares (the “Low End ADSs”), each representing forty (40) ordinary shares, no par value per share of the Company, based on an estimated assumed price of $10.00, which is the low end of the estimated price range shown on the front cover page of the prospectus of which the Registration Statement forms a part of (the “Low End Price”) and warrants to purchase up to an aggregate of 437,500 ADSs (the “Low End Warrants”), and (b) an aggregate of 700,000 ADSs (together with the Low End ADSs, the “Initial ADS”), each representing forty (40) ordinary shares, no par value per share of the Company, based on an estimated assumed price of $12.50, which is the high end of the estimated price range of the initial public offering price shown on the front cover page of the prospectus of which the Registration Statement forms a part of (the “High End Price”) and warrants to purchase up to an aggregate of 350,000 ADSs (together with the Low End Warrants, the “Initial Warrants”) and (ii) at the option of the Underwriters, the issue and sale to the Underwriters of an additional amount of ADSs between the range of 131,250 ADSs based on the Low End Price and 105,000 ADSs based on the High End Price (the “Additional ADSs” and together with the Initial ADSs, the “ADSs”) and warrants to purchase between the range of an additional 65,625 ADSs based on the Low End Price and 52,500 ADSs based on the High End Price (the “Additional Warrants” and together with the Initial Warrants, the “Warrants”) to cover over-allotments, if any (collectively, the “Securities”).

We understand that the Securities are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement to be entered into by and among the Company and the several underwriters substantially in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Constitution of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the agreement governing the Warrants (the “Warrant Agreement”) contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Australia. To the extent that the obligations of the Company under the Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that (i) The Bank of New York Mellon (the “Warrant Agent”) is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, the Warrant Agreement; (ii) the Warrant Agent will be in compliance with all applicable laws and regulations, with respect to acting as an agent under the Warrant Agreement; and (iii) the Warrant Agreement will be the valid and binding agreement of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Warrant Agreement, and the Warrants, if and when issued and paid for in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' and debtors' rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sichenzia Ross Ference Kesner LLP

Sichenzia Ross Ference Kenser LLP